UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007

CHAMPIONS BIOTECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Wilson Blvd.
Suite 102-316
Arlington, VA  22201
(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code: (703) 526-0400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

       On February 14, 2007, the Registrant agreed to acquire all of the patent rights underlying pending U.S. Patent Application no. 11/673,519 and corresponding international patent application (PCT/US2006/014449) filed under the Patent Cooperation Treaty (PCT), both entitled “Design and Synthesis of Novel Tubulin Polymerization Inhibitors: Benzoylphenylurea (BPU) Sulfur Analogs.” The acquisition represents the commencement of the Registrant’s strategy to develop a biotechnology business based on therapeutic drug candidates among other possible ventures.

       The purchase price for the patent rights consisted of an aggregate of up to 550,000 restricted shares of common stock, of which 300,000 restricted shares were issued upon execution of the acquisition agreement and 250,000 restricted shares are issuable upon the issuance of one or patents based on U.S. Patent Application no. 11/673,519. The Registrant has 27,624,658 issued and outstanding common shares and of those, 19,573,000 are restricted common shares.

The preceding summary is qualified in its entirety by reference to the assignment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities

       On February 14, 2007, the Registrant issued an aggregate of 300,000 restricted shares of common stock to four individuals in connection with the acquisition of certain patent rights from those individuals. For a description of the material terms of the agreement in connection with this transaction, reference is made to the disclosure made under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference. All of the individuals who received shares were accredited investors. These shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.

Item 8.01. Other Events

       On February 14, 2007, the Registrant issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, in connection with the transaction described in the disclosure made under Item 1.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

       (c) Exhibits

       10.1     Agreement, dated February 14, 2007

       99.1     Press release, dated February 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 15, 2007	CHAMPIONS SPORTS, INC.

	By:	/s/ James Martell
James Martell
Chief Executive Officer